UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2018

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On November 8, 2018, McEwen Mining Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Sales Agreement”) with UBS Securities LLC, BMO Capital Markets Corp., Cantor Fitzgerald & Co., H.C. Wainwright & Co., LLC, Roth Capital Partners, LLC and A.G.P. / Alliance Global Partners (each, an “Agent” and collectively, the “Agents”). Pursuant to the Sales Agreement, the Company may offer and sell, from time to time, through the Agents, shares of the Company’s common stock, no par value per share (the “Common Stock”), having an aggregate offering price of up to $90,000,000 (the “Offering”).

The Agents may sell the Common Stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange. The Agents will use commercially reasonable efforts to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Agents a commission of 2% of the gross sales price per share of Common Stock sold through them as the Company’s sales agents under the Sales Agreement. In addition, under the terms of the Sales Agreement, the Company may sell shares of Common Stock to any of the Agents as principal for their own account at a price agreed upon at the time of the sale. If the Company sells shares of Common Stock to any Agent, as principal, the Company will enter into a separate agreement with the Agent.

The Company is not obligated to make any sales of Common Stock under the Sales Agreement. The offering of shares of Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with its terms.

The Sales Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Sales Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The shares of Common Stock being offered pursuant to the Sales Agreement will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3, as amended (File No. 333- 224476). The Company filed a prospectus supplement relating to the Offering with the Securities and Exchange Commission on November 9, 2018.

The legal opinion of Hogan Lovells US LLP relating to the shares of Common Stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                         Exhibits. The following exhibit is furnished with this report:

1.1

Equity Distribution Agreement, dated November 8, 2018, by and among McEwen Mining Inc., UBS Securities LLC, BMO Capital Markets Corp., Cantor Fitzgerald & Co., H.C. Wainwright & Co., LLC, Roth Capital Partners, LLC and A.G.P. / Alliance Global Partners.

5.1	Opinion of Hogan Lovells US LLP.
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: November 9, 2018	By:	/s/ Carmen Diges
Carmen Diges, General Counsel